UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALERE INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3565120
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Senior Subordinated Notes due 2016 and guarantees thereof	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF ADDITIONAL REGISTRANTS

The address, including zip code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Alere Health, LLC	Delaware	26-2564744
Alere Health Improvement Company	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere International Holding Corp.	Delaware	20-0963463
Alere NewCo, Inc.	Delaware	27-2104833
Alere NewCo II, Inc.	Delaware	27-2104868
Alere North America, Inc.	Delaware	26-1444559
Alere of New York, Inc.	New York	58-1873062
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellbeing, Inc.	Delaware	20-0231080
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
IVC Industries, Inc.	Delaware	22-1567481
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RMD Networks, Inc.	Delaware	84-1581993
RTL Holdings, Inc.	Delaware	20-4371685
Selfcare Technology, Inc.	Delaware	04-3383533
ZyCare, Inc.	North Carolina	56-1398496

Explanatory Note

On May 12, 2009, Alere Inc. (formerly known as Inverness Medical Innovations, Inc.), a Delaware corporation (“Alere”), issued its 9.00% senior subordinated notes due 2016 (the “Notes”), which were guaranteed (the “Guarantees”) by certain of its wholly owned subsidiaries (the “Original Guarantors”) pursuant to an indenture dated May 12, 2009 between Alere and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated May 12, 2009 among Alere, the Trustee and the Original Guarantors, as further supplemented by a second supplemental indenture dated June 9, 2009 among Alere, the Trustee, the existing subsidiary guarantors named therein (the “Guarantors”) and Alere of New York, Inc. (formerly known as Matria of New York, Inc.), a wholly owned subsidiary of Alere (“Alere of New York”), as a Guarantor, as further supplemented by a third supplemental indenture dated August 4, 2009 among Alere, the Trustee, the existing Guarantors named therein, GeneCare Medical Genetics Center, Inc., a wholly owned subsidiary of Alere (“GeneCare”), and Alere CDM LLC, a wholly owned subsidiary of Alere (“Alere CDM”), collectively as Guarantors, as further supplemented by a fourth supplemental indenture dated September 22, 2009 among Alere, the Trustee, the existing Guarantors named therein and ZyCare, Inc., a wholly owned subsidiary of Alere (“ZyCare”), as a Guarantor, as further supplemented by a fifth supplemental indenture dated November 25, 2009 among Alere, the Trustee, the existing Guarantors named therein, Alere Wellbeing, Inc. (formerly known as Free & Clear, Inc.), a wholly owned subsidiary of Alere (“Wellbeing”), and Alere Home Monitoring, Inc. (formerly Tapestry Medical, Inc.), a wholly owned subsidiary of Alere (“Home Monitoring”), collectively as Guarantors, as further supplemented by a sixth supplemental indenture dated February 1, 2010 among Alere, the Trustee, the existing Guarantors named therein and RMD Networks, Inc., a wholly owned subsidiary of Alere (“RMD”), as a Guarantor, as further supplemented by a seventh supplemental indenture dated March 1, 2010 among Alere, the Trustee, the existing Guarantors named therein, Laboratory Specialists of America, Inc., a wholly owned subsidiary of Alere (“LSA”), Alere Toxicology Services, Inc. (formerly known as Kroll Laboratory Specialists, Inc.), a wholly owned subsidiary of Alere (“Toxicology”), and Scientific Testing Laboratories, Inc., a wholly owned subsidiary of Alere (“STL”), collectively as Guarantors, as further supplemented by an eighth supplemental indenture dated March 19, 2010 among Alere, the Trustee, the existing Guarantors named therein, Binax, Inc. (formerly known as New Binax, Inc.), a wholly owned subsidiary of Alere (“Binax”), Biosite Incorporated (formerly known as New Biosite Incorporated), a wholly owned subsidiary of Alere (“Biosite”), Alere NewCo, Inc., a wholly owned subsidiary of Alere (“NewCo”), and Alere NewCo II, Inc., a wholly owned subsidiary of Alere (“NewCo II”), collectively as Guarantors, as further supplemented by a tenth supplemental indenture dated June 16, 2011 among Alere, the Trustee and the existing Guarantors named therein (the “Tenth Supplemental Indenture”), as further supplemented by a twelfth supplemental indenture dated June 16, 2011 among Alere, the Trustee and the existing Guarantors named therein (the “Twelfth Supplemental Indenture”), and as further supplemented by a fourteenth supplemental indenture dated April     , 2013 among Alere, the Trustee, the existing Guarantors named therein, Alere Informatics, Inc., a wholly owned subsidiary of Alere (“Informatics”), Alere Wellogic, LLC, a wholly owned subsidiary of Alere (“Wellogic”), ATS Laboratories, Inc., a wholly owned subsidiary of Alere (“ATS”), Avee Laboratories Inc., a wholly owned subsidiary of Alere (“Avee”), eScreen, Inc., a wholly owned subsidiary of Alere (“eScreen”), Global Analytical Development LLC, a wholly owned subsidiary of Alere (“Global”), Ionian Technologies Inc., a wholly owned subsidiary of Alere (“Ionian”), Pembrooke Occupational Health, Inc., a wholly owned subsidiary of Alere (“Pembrooke”), Screen Tox, Inc., a wholly owned subsidiary of Alere (“Screen Tox”) and Standing Stone, Inc., a wholly owned subsidiary of Alere (“Standing Stone”), collectively as Guarantors (together, the “Indenture”).

The Notes, the Guarantees, the Guarantee of Alere of New York (the “Alere of New York Guarantee”), the Guarantee of GeneCare (the “GeneCare Guarantee”), the Guarantee of Alere CDM (the “Alere CDM Guarantee”), the Guarantee of ZyCare (the “ZyCare Guarantee”), the Guarantee of Wellbeing (the “Wellbeing Guarantee”), the Guarantee of Home Monitoring (the “Home Monitoring Guarantee”), the Guarantee of RMD (the “RMD Guarantee”), the Guarantee of LSA (the “LSA Guarantee”), the Guarantee of Toxicology (the “Toxicology Guarantee”), the Guarantee of STL (the “STL Guarantee”), the Guarantee of Binax (the “Binax Guarantee”), the Guarantee of Biosite (the “Biosite Guarantee”), the Guarantee of NewCo (the “NewCo Guarantee”), and the Guarantee of NewCo II (the “NewCo II Guarantee”) are listed on the New York Stock Exchange and were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a registration statement on Form 8-A filed on May 12, 2009, with respect to the Notes and the Guarantees of the Original Guarantors (File No. 001-34330), a registration statement on Form 8-A filed on June 9, 2009, with respect to the Alere of New York Guarantee (File No. 001-34377), a registration statement on Form 8-A filed on August 4, 2009, with respect to the GeneCare Guarantee and the Alere CDM Guarantee (File No. 001-34431), a registration statement on Form 8-A filed on September 24, 2009 with respect to the ZyCare Guarantee (File No. 001-34469), a registration statement on Form 8-A filed on November 25, 2009 with respect to the Wellbeing Guarantee and the Home Monitoring Guarantee (File No. 001-34560), a registration statement on Form 8-A filed on February 1, 2010 with respect to the RMD Guarantee (File No. 001-34619), a registration statement on Form 8-A filed on March 2, 2010 with respect to the LSA Guarantee, the Toxicology Guarantee and the STL Guarantee (File No. 001-34644), and a registration statement on Form 8-A filed on March 19, 2010 with respect to the Binax Guarantee, the Biosite Guarantee, the NewCo Guarantee and the NewCo II Guarantee (File No. 001-34671).

The Guarantees of Informatics, Wellogic, ATS, Avee, eScreen, Global, Ionian, Pembrooke, Screen Tox and Standing Stone are being listed on the New York Stock Exchange and are being registered under Section 12(b) of the Exchange Act, pursuant to a registration statement on Form 8-A filed on the date hereof.

The undersigned registrants hereby amend the following items, exhibits and portions of the applicable registration statements on Form 8-A filed with the U.S. Securities and Exchange Commission on the dates set forth above as set forth below.

This amended Form 8-A also reflects (i) the merger of Alere CDM LLC into co-registrant Alere Health Improvement Company, the merger of Advantage Diagnostics Corporation into co-registrant Alere Scarborough, Inc., the merger of Innovations Research, LLC into co-registrant Alere Scarborough, Inc., the merger of Inverness Medical International Holding Corp. into Inverness Medical International Holding Corp. II and the subsequent renaming of Inverness Medical International Holding Corp. II to Alere International Holding Corp., the merger of Alere

Health Improvement Company into co-registrant Alere Health Systems, Inc. and the subsequent renaming of Alere Health Systems, Inc. to Alere Health Improvement Company, the merger of Alere Medical, Inc. into co-registrant Alere Health Improvement Company, the merger of Applied Biotech, Inc. into co-registrant Innovacon, Inc., the merger of Cholestech Corporation into co-registrant Alere San Diego, Inc., the merger of Hemosense, Inc. into Alere San Diego, Inc., the merger of Innovative Mobility, LLC into co-registrant Quality Assured Services, Inc., the merger of Forefront Diagnostics, Inc. into co-registrant Innovacon, Inc., the merger of Inverness Medical – Biostar Inc. into co-registrant Alere San Diego, Inc., the merger of Ischemia Technologies, Inc. into co-registrant Alere San Diego, Inc., the merger of Ostex International, Inc. into co-registrant Alere North America, Inc., the merger of Wampole Laboratories, LLC into co-registrant Alere North America, Inc., the merger of GeneCare Medical Genetics Center, Inc. into co-registrant Alere Health Improvement Company, and the merger of Scientific Testing Laboratories, Inc. into co-registrant Alere Toxicology Services, Inc., and (ii) the renaming of the co-registrants Alere LLC to Alere Health, LLC, Binax, Inc. to Alere Scarborough, Inc., Biosite Incorporated to Alere San Diego, Inc., IM US Holdings, LLC to Alere US Holdings, LLC, Inverness Medical Innovations North America, Inc. to Alere North America, Inc., Matria of New York, Inc. to Alere of New York, Inc., Free & Clear, Inc. to Alere Wellbeing, Inc., Tapestry Medical, Inc. to Alere Home Monitoring, Inc., Kroll Laboratory Specialists, Inc. to Alere Toxicology Services, Inc., New Binax, Inc. to Binax, Inc. and New Biosite Incorporated to Biosite Incorporated.

Item 1. Description of Registrants’ Securities to be Registered.

Item 1 of each Form 8-A is hereby amended and restated in its entirety as follows:

The description of the Notes and the Guarantees is set forth under the section captioned “Description of Debt Securities and Subsidiary Guarantees We May Offer” in the prospectus dated May 1, 2009 filed by Alere and the Original Guarantors on May 4, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is a part of the registration statement on Form S-3 (No. 333-158542) filed by Alere, the Original Guarantors and Alere of New York, as supplemented by (a) the section captioned “Description of Notes” in the prospectus supplement dated May 7, 2009 filed by Alere and the Original Guarantors on May 8, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (b) the description of certain amendments and waivers with respect to the Notes and the Guarantees described in Item 1.01 of Alere’s Current Report on Form 8-K, filed on June 22, 2011 (the “Current Report”), all of which descriptions are incorporated by reference into this registration statement and deemed to be a part hereof.

The amendments and waivers described in the Current Report were effected pursuant to the Tenth Supplemental Indenture and the Twelfth Supplemental Indenture, which are incorporated by reference as exhibits to this registration statement.

Item 2. Exhibits.

Item 2 of the Form 8-A is hereby amended and restated in its entirety as follows:

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

3.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)

4.1	Indenture dated May 12, 2009 among the Alere Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Alere’s Current Report on Form 8-K dated May 12, 2009)

4.2	Supplemental Indenture dated May 12, 2009 among Alere Inc., as issuer, the co-registrant guarantor subsidiaries, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Alere’s Current Report on Form 8-K dated May 12, 2009)

4.3	Form of 9.00% Senior Subordinated Note due 2016 of Alere Inc. (included in Exhibit 4.2 above)

4.4	Second Supplemental Indenture dated as of June 9, 2009 among Alere Inc., as issuer, Matria of New York, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Matria of New York’s Registration Statement on Form 8-A dated June 9, 2009)

4.5	Third Supplemental Indenture dated as of August 4, 2009 among Alere Inc., as issuer, GeneCare Medical Genetics Center, Inc. and Alere CDM LLC, collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to GeneCare Medical Genetics Center, Inc. and Alere CDM LLC’s Registration Statement on Form 8-A dated August 4, 2009)

4.6	Fourth Supplemental Indenture dated as of September 22, 2009 among Alere Inc., as issuer, ZyCare, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to ZyCare, Inc.’s Registration Statement on Form 8-A dated September 24, 2009)

4.7	Fifth Supplemental Indenture dated as of November 25, 2009 among Alere Inc., as issuer, Free & Clear, Inc. and Tapestry Medical, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to Free & Clear, Inc. and Tapestry Medical, Inc.’s Registration Statement on Form 8-A dated November 25, 2009)

4.8	Sixth Supplemental indenture dated as of February 1, 2010 among Alere Inc., as issuer, RMD Networks, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to RMD Networks, Inc.’s Registration Statement on Form 8-A dated February 1, 2010)

4.9	Seventh Supplemental indenture dated as of March 1, 2010 among Alere Inc., as issuer, Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 to Laboratory Specialists of America, Inc., Kroll Laboratory Specialists, Inc., and Scientific Testing Laboratories, Inc.’s Registration Statement on Form 8-A dated March 2, 2010)

4.10	Eighth Supplemental indenture dated as of March 19, 2010 among Alere Inc., as issuer, New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10 to New Binax, Inc., New Biosite Incorporated, Alere NewCo, Inc., and Alere NewCo II, Inc.’s Registration Statement on Form 8-A dated March 19, 2010)

4.11	Tenth Supplemental Indenture dated as of June 16, 2011 among Alere Inc., as issuer, the subsidiary guarantors party thereto, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Alere’s Current Report on Form 8-K, dated June 16, 2011, filed on June 22, 2011)

4.12	Twelfth Supplemental Indenture dated as of June 16, 2011 among Alere Inc., as issuer, the subsidiary guarantors party thereto, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Alere’s Current Report on Form 8-K, dated June 16, 2011, filed on June 22, 2011)

4.13	Fourteenth Supplemental Indenture dated as of April 3, 2013 among Alere Inc., as issuer, Alere Informatics, Inc., Alere Wellogic, LLC, ATS Laboratories, Inc., Avee Laboratories Inc., eScreen, Inc., Global Analytical Development LLC, Ionian Technologies Inc., Pembrooke Occupational Health, Inc., Screen Tox, Inc., and Standing Stone, Inc., collectively as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 to Alere Informatics, Inc., Alere Wellogic, LLC, ATS Laboratories, Inc., Avee Laboratories Inc., eScreen, Inc., Global Analytical Development LLC, Ionian Technologies Inc., Pembrooke Occupational Health, Inc., Screen Tox, Inc., and Standing Stone, Inc.’s Registration Statement on Form 8-A dated April 3, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERE INC.

ALERE HEALTH, LLC

ALERE HEALTH IMPROVEMENT COMPANY

ALERE HEALTHCARE OF ILLINOIS, INC.

ALERE HOME MONITORING, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE NEWCO, INC.

ALERE NEWCO II, INC.

ALERE NORTH AMERICA, INC.

ALERE OF NEW YORK, INC.

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE TOXICOLOGY SERVICES, INC.

ALERE US HOLDINGS, LLC

ALERE WELLBEING, INC.

ALERE WELLOLOGY, INC.

ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

AMEDITECH INC.

BINAX, INC.

BIOSITE INCORPORATED

FIRST CHECK DIAGNOSTICS CORP.

FIRST CHECK ECOM, INC.

INNOVACON, INC.

INSTANT TECHNOLOGIES, INC.

INVERNESS MEDICAL, LLC

IVC INDUSTRIES, INC.

LABORATORY SPECIALISTS OF AMERICA, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RMD NETWORKS, INC.

RTL HOLDINGS, INC.

SELFCARE TECHNOLOGY, INC.

ZYCARE, INC.

By:	/s/ Jay McNamara
Name: Jay McNamara
Title: Assistant Secretary

Date: April 3, 2013